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                                                                    Exhibit 99.1


                  TECUMSEH PRODUCTS COMPANY ANNOUNCES AGREEMENT
              TO SELL ITS ENGINE & POWER TRAIN BUSINESS OPERATIONS
                      TO AFFILIATES OF PLATINUM EQUITY, LLC

TECUMSEH, Mich., October 23, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company") today announced that it has signed an agreement to sell its Engine & Power Train business operations to affiliates of Platinum Equity, LLC for $51 million in cash, subject to customary adjustments at closing.

The operations to be sold encompass Tecumseh's gasoline engine and transmission manufacturing capabilities for snow throwers, generators, and other lawn and garden, industrial, and agricultural applications. Locations affected include facilities in Grafton, Wisconsin, Salem, Indiana, Dunlap, Tennessee, as well as locations in the United Kingdom and the Czech Republic. TMT Motoco, the engine facility in Brazil that is currently idled and undergoing a judicial restructuring, is not included in this transaction. Tecumseh will use the proceeds of the transaction to pay off the remainder of the balance under its outstanding First Lien Credit Agreement, effectively eliminating all of the Company's domestic debt.

Ed Buker, Tecumseh's President and Chief Executive Officer, said: "This agreement marks the achievement of another important step in our ongoing efforts to re-focus on our core business operations. The complete elimination of our domestic debt substantially strengthens our balance sheet, and enables the Company to target our strategic initiatives on our Compressor operations and improving our financial performance."

Completion of the transaction, which is subject to customary closing conditions, is currently expected to occur during the fourth quarter of 2007.

Rothschild Inc. served as financial advisor to Tecumseh.

Tecumseh Products Company is a full-line independent global manufacturer of hermetic compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to i) the outcome of the judicial restructuring of our Brazilian engine manufacturing subsidiary; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) the extent of any

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business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; iv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; vii) weather conditions affecting demand for air conditioners; viii) the ultimate cost of resolving environmental and legal matters; ix) changes in business conditions and the economy in general in both foreign and domestic markets; x) potential political and economic factors that could adversely affect anticipated sales and production in Brazil; xi) potential political and economic factors that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xii) the effect of terrorist activity and armed conflict;
xiii) economic trend factors such as housing starts; xiv) the effect of any business disruption caused by work stoppages initiated by organized labor unions; xv) emerging governmental regulations; xvi) increased or unexpected warranty claims; xvii) actions of competitors; xviii) our ability to profitably develop, manufacture and sell both new and existing products; xix) the ongoing financial health of major customers; and xx) our ability to consummate the transactions described in this press release or the timing for doing so, including the possibility that the conditions to consummating the transaction may not be satisfied or that the transaction may not close, and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or others. The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:  Teresa Hess
          Director, Investor Relations
          Tecumseh Products Company
          517-423-8455
          teresa.hess@tecumseh.com

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

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